Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Christopher Chai	John Bluth
Treasurer & Executive Director, Investor Relations	Senior Director, Corporate Communications
CV Therapeutics	CV Therapeutics
(650) 384-8560	(650) 384-8850

Gabrielle Braswell Manager, Public Affairs Solvay Pharmaceuticals, Inc. (770) 578-5637

CV THERAPEUTICS AND SOLVAY PHARMACEUTICALS ENTER INTO

CO-PROMOTION AGREEMENT FOR ACEON® (perindopril erbumine) TABLETS

—Solvay Pharmaceuticals to seek potential label expansion based on EUROPA data —

MARIETTA, GA and PALO ALTO, Calif., December 6, 2004 — CV Therapeutics, Inc. (Nasdaq: CVTX) and Solvay Pharmaceuticals, Inc. announced today that the companies have entered into a co-promotion agreement for ACEON® (perindopril erbumine) Tablets, an angiotensin converting enzyme (ACE) inhibitor with tissue activity approved in the United States for the treatment of hypertension. The co-promotion agreement covers the United States and extends through at least 2010.

CV Therapeutics will be responsible for brand marketing activities and for establishing a cardiology focused sales force to promote the product. Solvay Pharmaceuticals will continue to handle the manufacturing and distribution of the product, and its primary care sales force will also continue to promote the product. Solvay Pharmaceuticals will book all sales of ACEON® and CV Therapeutics will receive a royalty on all sales above a pre-specified baseline. There are no upfront payments by either party associated with the co-promotion agreement.

“Our agreement with CV Therapeutics to deploy a cardiology-focused sales force to promote ACEON®, combined with Solvay Pharmaceuticals’ more broadly focused primary care sales force, will allow us to maximize the potential for this important product,” said Harold H. Shlevin, Ph.D., president and chief executive officer of Solvay Pharmaceuticals, Inc. “This includes the possible expansion of the ACEON® label to include the results of the EUROPA study.”

“ACEON® presents a compelling product opportunity with potential label expansion based on the EUROPA study and significant synergies with the physician population we believe could be prescribing Ranexa™, upon potential approval. The rapid completion of enrollment of our approval-enabling ERICA trial with Ranexa has accelerated our overall commercialization timing,” said Louis G. Lange, M.D., Ph.D., chairman and chief executive officer of CV Therapeutics.

Solvay Pharmaceuticals plans to submit a supplemental new drug application to the U.S. Food and Drug Administration (FDA) seeking an expansion of the ACEON® label based on the data from the EUROPA study.

The EUROPA trial (European Trial on Reduction of Cardiac Events with Perindopril in Stable Coronary Artery Disease) was a multicenter, randomized, double-blind, placebo-controlled trial in 12,218 patients with stable coronary disease and without heart failure or substantial hypertension for at least three years. The study was designed to assess the ability of perindopril to reduce cardiovascular death, myocardial infarction, and cardiac arrest. The results from EUROPA were published in the Lancet on September 6, 2003.

In Europe, perindopril is marketed under the brand name Coversyl®. Perindopril is one of the leading ACE inhibitors in Europe.

About ACE Inhibitors

ACE inhibitors act to reduce hypertension by interfering with the conversion of angiotensin I to artery-constricting, angiotensin II. Blocking the production of angiotensin II results in arterial vasodilation and an accompanying reduction in blood pressure.

ACE inhibitors currently are recommended as first-line therapy for hypertension in certain patient populations, because of their safety and efficacy. Most recently, the Seventh Report of the Joint National Committee on Prevention, Detection, Evaluation, and Treatment of High Blood Pressure has recommended ACE inhibitors as one of the initial therapy choices for compelling indications such as heart failure, postmyocardial infarction, high coronary disease risk, diabetes, chronic kidney disease and recurrent stroke prevention. ACEON® is only indicated for the treatment of hypertension.

Certain ACE inhibitors, including ACEON®, which have been shown to have an enhanced affinity for the tissues, are known as tissue-ACEs.

About ACEON®

ACEON® is an ACE inhibitor indicated for the treatment of essential hypertension. It offers continuous 24-hour blood pressure control with once-daily dosing for hypertensive patients. ACEON® may be used alone or with other classes of antihypertensives.

ACEON® is contraindicated in patients known to be hypersensitive to this product or to any other ACE inhibitors and in patients with a history of angioedema related to previous treatment with an ACE inhibitor.

When used in pregnancy during the second and third trimesters, ACE inhibitors can cause injury and even death to the developing fetus. When pregnancy is detected, ACEON® should be discontinued as soon as possible.

About CV Therapeutics

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases. CV Therapeutics has entered into an agreement with Solvay Pharmaceuticals to co-promote ACEON® (perindopril erbumine) for the treatment of hypertension and currently has four clinical development drug candidates.

CV Therapeutics has received an approvable letter from the FDA relating to its new drug application for Ranexa for the potential treatment of chronic angina, and has submitted an application for the approval of ranolazine for the potential treatment of chronic angina to the European Medicines Agency. Regadenoson is a selective A2A-adenosine receptor agonist for potential use as a pharmacologic stress agent in cardiac perfusion imaging studies. Tecadenoson is a selective A1-adenosine receptor agonist for the potential reduction of rapid heart rate during atrial arrhythmias. Adentri™ is a selective A1-adenosine receptor antagonist for the potential treatment of heart failure and has been licensed to Biogen Idec Inc. For more information, please visit CV Therapeutics’ website at www.cvt.com.

Ranexa, regadenoson, tecadenoson and Adentri have not been approved for marketing by the FDA or any foreign regulatory authorities. These products are currently under investigation in clinical trials subject to United States Investigational New Drug applications, and as applicable, appropriate clinical trial applications to regulatory authorities outside the United States.

About Solvay Pharmaceuticals, Inc.

Solvay Pharmaceuticals, Inc. (www.solvaypharmaceuticals-us.com) of Marietta, Georgia (USA), is a research-driven pharmaceutical company that seeks to fulfill unmet medical needs in the therapeutic areas of cardiology, gastroenterology, mental health, women’s health and a select group of specialized markets including men’s health. It is a part of the global Solvay Pharmaceuticals organization whose core activities consist of discovering, developing and manufacturing medicines for human use. Solvay Pharmaceuticals is a subsidiary corporation of the worldwide Solvay Group of chemical and pharmaceutical companies headquartered in Brussels, Belgium.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to development, clinical studies, regulatory review, and commercialization of CV Therapeutics’ products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, early stage of development; regulatory review and approval of our products; the conduct and timing of clinical trials; the dependence on collaborative and licensing agreements; commercialization of CV Therapeutics’ products; and other risks detailed from time to time in CVT’s SEC reports, including its most recent Annual Report on Form 10-K, and its most recent Quarterly Report on Form 10-Q. CVT disclaims any intent or obligation to update these forward-looking statements.

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